EXHIBIT 4.4


                              MCN ENERGY GROUP INC.
                                 THIRD AMENDMENT
                                       to
                                RIGHTS AGREEMENT
                                (October 4, 1999)
                        --------------------------------


         THIS THIRD AMENDMENT dated as of October 4, 1999 (the "Amendment") amends the Rights Agreement as amended (the "Rights Agreement") by and between MCN Energy Group Inc., a Michigan corporation (formerly MCN Corporation) (the "Company") and First Chicago Trust Company of New York, a New York corporation, (the "Rights Agent"), as successor to National Bank of Detroit. All terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

         WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of December 20, 1989, as amended by an Amendment dated as of September 19, 1994, and an Amendment dated as of July 23, 1997;

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to effect certain amendments to the Rights Agreement;

         WHEREAS, pursuant to Section 27 of the Rights Agreement the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company deems necessary or desirable;

         WHEREAS, the Company will be entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 4, 1999, among the Company, DTE Energy Company, a Michigan corporation ("Parent") and DTE Enterprises, Inc., a Michigan corporation and a direct, wholly owned subsidiary of Parent ("Merger Subsidiary"), whereby the Company will merge with and into Merger Subsidiary (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, the Board of Directors deems it desirable and in the best interests of its shareholders that the transactions contemplated by the Merger Agreement be consummated;

         WHEREAS, Section 5.1.(p) of the Merger Agreement provides that, the Company shall amend the Rights Agreement to provide that no "Distribution Date" shall occur, that the Rights will not separate from the shares, that Parent shall not become an "Acquiring Person" by reason or as a result of the consummation of the Merger or any other transactions contemplated by the Merger Agreement and that the Rights Agreement will expire immediately prior to the consummation of the Merger;




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         WHEREAS, such parties wish to amend the Rights Agreement in the manner set forth below.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment.

         (a) All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby. All references to the Rights Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         (b) The definition of "Acquiring Person" in Section 1(a) is hereby amended by replacing it in its entirety with the following:

         "(a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an Acquiring Person; PROVIDED FURTHER that neither Parent nor Merger Subsidiary nor any of Parent's affiliates shall become an Acquiring Person by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Rights Agreement."

         (c) The definition of "Distribution Date" in Section 1(g) is hereby amended by replacing



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it in its entirety with the following:

         "(g) "Distribution Date" shall have the meaning set forth in Section 3 hereof; PROVIDED HOWEVER that no Distribution Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement."

         (d) The definition of "Shares Acquisition Date" in Section 1(l) is hereby amended by replacing it in its entirety with the following:

         "(l) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED THAT no Shares Acquisition Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement."

         (e) The following definitions are hereby added to Section 1:

         ""Merger" means the merger of the Company with and into Merger Subsidiary upon the terms and subject to the conditions set forth in the Merger Agreement."

         ""Merger Agreement" means the Agreement and Plan of Merger, dated as of October 4, 1999, among the Company, Merger Subsidiary and Parent as the same may be amended pursuant to its terms."

         ""Merger Subsidiary" means DTE Enterprises, Inc., a Michigan corporation and a direct, wholly owned subsidiary of DTE Energy Company, a Michigan corporation."

         ""Parent" means DTE Energy Company, a Michigan corporation."

         (f) Section 3(a) is hereby amended by replacing it in its entirety with the following:

         "Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be


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         evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof or by the entries in the Company's registrar for Common Shares which are evidenced by book-entry register only (which certificates or entries shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; PROVIDED HOWEVER that no Distribution Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate") evidencing one Right for each Common Share so held. Notwithstanding the foregoing, but subject to Section 14 hereof, Right Certificates will be issued directly to participants in the Company's Dividend Reinvestment Plan and not to the agent of the Company for such plan based on the number of Common Shares beneficially owned by each participant pursuant to such plan. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (g) Section 13 of the Agreement is hereby amended by replacing it in its entirety as follows:

         "Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the


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         Common Shares of such other Person (determined pursuant to Section
         11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
         Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers; PROVIDED HOWEVER that the provisions of this Section 13 shall not apply to Parent, Merger Subsidiary, the Merger or the transactions contemplated by the Merger Agreement.

         (h) Section 7(a) of the Agreement is hereby amended by replacing it in its entirety as follows:

         "Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent or the office or agency of the Rights Agent in New York, New York, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on July 23, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the consummation of the merger of the Company with and into Merger Subsidiary as contemplated by and in accordance with the Merger Agreement.

         2. Miscellaneous.

         (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.



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         (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

         (d) Existing Terms. The existing terms and conditions of the Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the respective authorized officers of the parties hereto, in each case as of the day and year first above written.


                           The Company:
                           MCN ENERGY GROUP INC.


                              By: /s/ Daniel L. Schiffer
                                 ----------------------------------
                              Name:   Daniel L. Schiffer
                              Title:  Senior Vice President,
                                      General Counsel and Secretary


                           Rights Agent:
                           FIRST CHICAGO TRUST COMPANY OF NEW YORK


                              By: /s/ Michael S. Duncan
                                 ----------------------------------
                              Name:   Michael S. Duncan
                              Title:  Director, Corporate Actions



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